      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON April , 2003

                                             Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                                   ----------
                             AMKOR TECHNOLOGY, INC.
             (Exact name of Registrant as specified in its charter)
                                   ----------

             DELAWARE                                       23-1722724
 (State or other jurisdiction of                         (I.R.S. Employer
  incorporation or organization)                      Identification Number)

                              1345 ENTERPRISE DRIVE
                             WEST CHESTER, PA 19380
                                   ----------
               (Address of Principal Executive Offices) (Zip Code)

            AMKOR TECHNOLOGY, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN
                        AMKOR TECHNOLOGY, INC. 401K PLAN
                            (Full title of the plans)
                                   ----------
                                KEVIN HERON, ESQ.
                                 GENERAL COUNSEL
                             AMKOR TECHNOLOGY, INC.
                              1345 ENTERPRISE DRIVE
                             WEST CHESTER, PA 19380
                                 (610) 431-9600
 (Name, address and telephone number, including area code, of agent for service)
                                   ----------
                                   Copies to:

                                DAVID SEGRE, ESQ.
                              ROBERT SANCHEZ, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300

                                   ----------


                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                     AMOUNT          PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
    TITLE OF SECURITIES TO                            TO BE           OFFERING PRICE    AGGREGATE OFFERING   REGISTRATION
         BE REGISTERED                              REGISTERED(1)      PER SHARE (2)         PRICE               FEE
=========================================================================================================================


Common Stock, $0.001 par value,
To be issued under the Amkor Technology, Inc.
    1998 Employee Stock Purchase Plan            1,000,000 shares    $  4.65(3)         $   4,653,750(3)      $  376.49

Common  Stock,  $0.001 par value,
To be issued under the Amkor Technology, Inc.
401K Plan And interests in such plan               500,000 shares    $  5.48             $  2,737,500         $  221.46
=========================================================================================================================
        TOTAL                                    1,500,000 shares                                             $  597.95
=========================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Amkor's Common Stock that become issuable under the Amkor Technology, Inc. 1998 Employee Stock Purchase Plan (the "ESPP Plan") or the Amkor Technology, Inc. 401K Plan (the "401K Plan") described herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Amkor's receipt of consideration that results in an increase in the number of Amkor's outstanding shares of Common Stock. The amount of interests in the 401K Plan to be registered is indeterminate.

(2) Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. This computation is based the average of the high and the low prices of the Company's Common Stock as reported by the Nasdaq National Market on April 10, 2003 (the "Market Price").

(3) Based upon 85% of the Market Price (the price at which Common Stock may be sold to employees pursuant to the terms of the ESPP Plan).


================================================================================

                             AMKOR TECHNOLOGY, INC.

                       REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

      Amkor and the 401K Plan file reports, proxy statements and other information with the Commission, in accordance with the Securities Exchange Act of 1934. You may read and copy our reports, proxy statements and other information filed by Amkor and the Plan at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Our reports, proxy statements and other information filed with the Commission are available to the public over the Internet at the Commission's World Wide Web site at http://www.sec.gov.

      The Commission allows us to "incorporate by reference" into this registration statement the information we filed with the Commission. This means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this registration statement. Information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by Amkor or the 401K Plan with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is complete:

- Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed on March 27, 2003.

- Our Current Report on Form 8-K filed March 27, 2003 and our Current Report on Form 8-K filed January 31, 2003.

- The description of our common stock contained in our Registration Statement on Form 8-A filed under the Exchange Act on October 22, 1997, including any amendment or report filed for the purpose of updating such description.

ITEM 4. DESCRIPTION OF SECURITIES

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      As permitted by Section 145 of the Delaware General Corporation Law (the "DGCL"), Amkor's Certificate of Incorporation provides that each person who is or was or who had agreed to become a director or officer of Amkor or who had agreed at the request of Amkor's Board of Directors or an officer of Amkor to serve as an employee or agent of Amkor or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by Amkor to the full extent permitted by the DGCL or any other applicable laws. Such Certificate of Incorporation also provides that no amendment or repeal of such Certificate shall apply to or have any effect on the right to indemnification permitted or authorized thereunder for or with respect to claims asserted before or after such amendment or repeal arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal.

      Amkor's Bylaws provide that Amkor shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or a proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she was or is a director, officer or employee of Amkor or any predecessor of Amkor or serves or served any other enterprise as a director, officer or employee at the request of Amkor or any predecessor of Amkor.

      Amkor has entered into indemnification agreements with its directors and certain of its officers.

      Amkor maintains insurance on behalf of any person who is a director or officer against any loss arising from any claim asserted against such person and expense incurred by such person in any such capacity, subject to certain exclusions.

ITEM  7. EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

ITEM 8. EXHIBITS

4.1   Amkor Technology, Inc. 1998 Employee Stock Purchase Plan. (1)

4.2   Amkor Technology, Inc. 401K Plan.

5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered.

5.2 Undertaking re Status of Favorable Determination Letter Covering Amkor Technology, Inc. 401K Plan.

      Amkor has received a favorable determination letter from the Internal Revenue Service (the "IRS") concerning the qualification of the 401K Plan under Section 401(a) and related provisions of the Internal Revenue Code of 1986, as amended. Amkor will submit any future material amendments to the 401K Plan to the IRS with a request for a favorable determination that the 401K Plan, as amended, continues to so qualify.

23.1  Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Sycip Gorres Velayo & Co., a member practice of Ernst & Young Global

23.3  Consent of Sycip Gorres Velayo & Co., a member firm of Arthur Andersen (2)

23.4  Consent of Samil Accounting Corporation

23.5  Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit
      5.1).

24.1  Power of Attorney (see signature page)

(1) Incorporated by reference to the Company's Registration Statement on Form S-8 filed October 29, 2002 (File No. 333-100814).

(2) The financial statements of Amkor Technology Philippines (P1/P2), Inc. and Amkor Technology Philippines (P3/P4), Inc., consolidated subsidiaries of the Registrant, for each of the two years in the period ended December 31, 2001, have been audited by the independent public accountants Sycip Gorres Velayo & Co., a member firm of Arthur Andersen, (referred to herein as Arthur Andersen). However, the Registrant has been unable to obtain the written consent of Arthur Andersen with respect to the incorporation by reference of such financial statements in this Registrant's Registration Statement on Form S-8. Therefore, the Registrant has dispensed with the requirement to file the written consent of Arthur Andersen in reliance upon Rule 437a of the Securities Act of 1933, as amended. As a result, you may not be able to recover damages from Arthur Andersen under Section 11 of the Securities Act of 1933, as amended, for any untrue statements of material fact or any omissions to state a material fact, if any, contained in the financial statements of the registrant for the aforementioned financial statements which are incorporated by reference in this Registration Statement.

ITEM 9. UNDERTAKINGS

(a) Rule 415 Offering

The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Filings incorporating subsequent Exchange Act documents by reference

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's or the 401K Plan's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Request for acceleration of effective date or filing of registration statement on Form S-8

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT

      Pursuant to the requirements of the Securities Act of 1933, as amended, we duly have caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of West Chester, Commonwealth of Pennsylvania on April 17, 2003.

AMKOR TECHNOLOGY, INC.

 By:     /s/ James J. Kim
     -----------------------------------------------------------
         James J. Kim
         Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Kim and Kenneth T. Joyce, and each of them, his attorneys-in-fact, each with the power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this Registration Statement that are to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto in all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on April [ ], 2003 in the capacities indicated.

               NAME                                            TITLE                               DATE
               ----                                            -----                               ----

/s/ James J. Kim                                   Chief Executive Officer and Chairman            April 17, 2003
---------------------------------------------
James J. Kim

/s/ John N. Boruch                                 President and Director                          April 17, 2003
---------------------------------------------
John N. Boruch

/s/ Kenneth Joyce                                  Chief Financial Officer                         April 17, 2003
---------------------------------------------
Kenneth Joyce                                      (Principal Financial and Accounting
                                                   Officer)

/s/ Winston J. Churchill                           Director                                        April 17, 2003
---------------------------------------------
Winston J. Churchill

/s/ Thomas D. George                               Director                                        April 17, 2003
---------------------------------------------
Thomas D. George

/s/ Gregory K. Hinckley                            Director                                        April 17, 2003
---------------------------------------------
Gregory K. Hinckley

/s/ John B. Neff                                   Director                                        April 17, 2003
---------------------------------------------
John B. Neff

/s/ Juergen Knorr                                  Director                                        April 17, 2003
---------------------------------------------
Juergen Knorr

/s/ James W. Zug                                   Director                                         April 17, 2003
---------------------------------------------
James W. Zug


THE 401K PLAN

      Pursuant to the requirements of the Securities Act of 1933, as amended, we duly have caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of West Chester, Commonwealth of Pennsylvania on April 17, 2003.

AMKOR TECHNOLOGY, INC. 401K PLAN

By:     /s/ Kenneth Joyce
     -----------------------------------------

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Kim and Kenneth T. Joyce, and each of them, his attorneys-in-fact, each with the power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this Registration Statement that are to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto in all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on April 17, 2003 in the capacities indicated.

                   NAME                                            TITLE                                  DATE
                   ----                                            -----                                  ----

/s/ James J. Kim                                      Chief Executive Officer and Chairman            April 17, 2003
---------------------------------------------
James J. Kim

/s/ John N. Boruch                                    President and Director                          April 17, 2003
---------------------------------------------
John N. Boruch

/s/ Kenneth Joyce                                     Chief Financial Officer                         April 17, 2003
---------------------------------------------
Kenneth Joyce                                         (Principal Financial and Accounting
                                                      Officer)

/s/ Winston J. Churchill                              Director                                        April 17, 2003
---------------------------------------------
Winston J. Churchill

/s/ Thomas D. George                                  Director                                        April 17, 2003
---------------------------------------------
Thomas D. George

/s/ Gregory K. Hinckley                               Director                                        April 17, 2003
---------------------------------------------
Gregory K. Hinckley

/s/ John B. Neff                                      Director                                        April 17, 2003
---------------------------------------------
John B. Neff

/s/ Juergen Knorr                                     Director                                        April 17, 2003
---------------------------------------------
Juergen Knorr

/s/ James W. Zug                                      Director                                         April 17, 2003
---------------------------------------------
James W. Zug


                             AMKOR TECHNOLOGY, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS

4.1   Amkor Technology, Inc. 1998 Employee Stock Purchase Plan. (1)

      Amkor Technology, Inc. 401K Plan.

      Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered.

5.1 Undertaking re Status of Favorable Determination Letter Covering Amkor Technology, Inc. 401K Plan.

      Amkor has received a favorable determination letter from the Internal Revenue Service (the "IRS") concerning the qualification of the 401K Plan under Section 401(a) and related provisions of the Internal Revenue Code of 1986, as amended. Amkor will submit any future material amendments to the 401K Plan to the IRS with a request for a favorable determination that the 401K Plan, as amended, continues to so qualify.

23.1  Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Sycip Gorres Velayo & Co., a member practice of Ernst & Young Global

23.3  Consent of Sycip Gorres Velayo & Co., a member firm of Arthur Andersen (2)

23.4  Consent of Samil Accounting Corporation

23.5  Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit
      5.1).

24.1  Power of Attorney (see signature page).

(1) Incorporated by reference to the Company's Registration Statement on Form S-8 filed October 29, 2002 (File No. 333-100814).

(2) The financial statements of Amkor Technology Philippines (P1/P2), Inc. and Amkor Technology Philippines (P3/P4), Inc., consolidated subsidiaries of the Registrant, for each of the two years in the period ended December 31, 2001, have been audited by the independent public accountants Sycip Gorres Velayo & Co., a member firm of Arthur Andersen, (referred to herein as Arthur Andersen). However, the Registrant has been unable to obtain the written consent of Arthur Andersen with respect to the incorporation by reference of such financial statements in this Registrant's Registration Statement on Form S-8. Therefore, the Registrant has dispensed with the requirement to file the written consent of Arthur Andersen in reliance upon Rule 437a of the Securities Act of 1933, as amended. As a result, you may not be able to recover damages from Arthur Andersen under Section 11 of the Securities Act of 1933, as amended, for any untrue statements of material fact or any omissions to state a material fact, if any, contained in the financial statements of the registrant for the aforementioned financial statements which are incorporated by reference in this Registration Statement.